Exhibit 99.1

BANDAG, INCORPORATED AND SUBSIDIARIES

                                            (In thousands except per share data)
                                                    Three Months Ended
Unaudited Condensed
Consolidated Statements of Earnings               3/31/99        3/31/98

Net sales                                        $  224,138     $  235,931
Interest income                                       1,524          2,442
Other income                                          1,173          1,399
                                                  ---------      ---------
                                                    226,835        239,772

Cost of products sold                               135,198        145,184
Engineering, selling, administrative
  and other expenses                                 72,061         76,593
Interest expense                                      2,564          2,381
                                                  ---------      ---------
                                                    209,823        224,158
                                                  ---------      ---------
Earnings before income taxes                         17,012         15,614
Income taxes                                          6,975          6,464
                                                  ---------      ---------
Net earnings                                     $   10,037     $    9,150
                                                  =========      =========
Net earnings per share - Basic                   $     0.46     $     0.40
Net earnings per share - Diluted                 $     0.46     $     0.40
Cash dividends per share                         $    0.285     $    0.275
Depreciation included in expense                 $    9,648     $   10,900
Amortization included in expense                 $    2,422     $    2,240
Average shares outstanding - Basic                   21,903         22,784
Average shares outstanding - Diluted                 21,990         22,908



                                                      (In thousands)
                                                    Three Months Ended
Unaudited  Condensed
Consolidated Statements of Cash Flows               3/31/99        3/31/98

Operating Activities
  Net earnings                                   $   10,037     $    9,150
  Provision for depreciation and amortization        12,070         13,140
  Increase in operating assets and liabilities -
    net                                              18,511         13,790
                                                  ---------      ---------
    Net cash provided by operating activities        40,618         36,080

Investing Activities
  Additions to property, plant and equipment         (9,908)       (15,699)
  Purchases of investments                           (3,057)       (15,195)
  Maturities of investments                           6,104            503
  Payments for acquisitions of businesses            (1,698)          --
                                                  ---------      ---------
    Net cash used in investing activities            (8,559)       (30,391)

Financing Activities
  Principal payments on short-term notes payable
    and other long-term liabilities                  (5,840)      (100,320)
  Cash dividends                                     (6,245)        (6,275)
  Purchases of Common Stock and Class A Common
    Stock                                            (1,196)          --
                                                  ---------      ---------
    Net cash used in financing activities           (13,281)      (106,595)

Effect of exchange rate changes on cash and
   cash equivalents                                  (2,924)          (439)
                                                  ---------      ---------
    Increase (decrease) in cash and cash
      equivalents                                    15,854       (101,345)
Cash and cash equivalents at beginning of year       37,912        196,400
                                                  ---------      ---------
    Cash and cash equivalents at end of year     $   53,766     $   95,055
                                                  =========      =========

BANDAG, INCORPORATED AND SUBSIDIARIES

                                                       (In thousands)
Unaudited Condensed                               March 31,       Dec. 31,
Consolidated Balance Sheets                         1999            1998

ASSETS:
Cash and cash equivalents                           $ 53,766       $ 37,912
Investments                                            6,674          9,721
Accounts receivable - net                            190,902        217,299
Inventories:
  Finished products                                   95,395         96,889
  Materials & work-in-process                         21,802         14,845
                                                     -------        -------
                                                     117,197        111,734
Other current assets                                  59,255         62,458
                                                     -------        -------
  Total current assets                               427,794        439,124
Property, plant, and equipment                       491,045        503,745
  Less accumulated depreciation                     (288,721)      (290,699)
                                                     -------        -------
                                                     202,324        213,046

Other assets, net                                     98,310        103,559
                                                     -------        -------
  Total assets                                       728,428        755,729
                                                     =======        =======


LIABILITIES & STOCKHOLDERS' EQUITY:
Accounts payable                                    $ 29,917       $ 38,286
Income taxes payable                                  15,222         13,704
Accrued employee compensation and benefits            24,610         27,498
Accrued marketing expenses                            32,655         37,044
Other accrued expenses                                46,242         46,880
Short-term notes payable and current
 portion of other obligations                          5,308         11,497
                                                     -------        -------
  Total current liabilities                          153,954        174,909
Long-term debt and other obligations                 110,030        109,757
Deferred income tax liabilities                        8,406          3,766
Stockholders' equity:
  Common stock; $1 par value; authorized -
   21,500,000 shares;
    Issued and outstanding - 9,085,201
     shares in 1999; 9,083,797 in 1998                 9,085          9,084
  Class A Common stock; $1 par value;
   authorized - 50,000,000 shares;
    Issued and outstanding - 10,781,844
     shares in 1999; 10,824,974 in 1998               10,782         10,825
  Class B Common stock; $1 par value;
   authorized - 8,500,000 shares;
    Issued and outstanding - 2,046,043
     shares in 1999; 2,046,577 in 1998                 2,046          2,047
  Additional paid-in capital                           7,336          7,287
  Retained earnings                                  454,933        452,274

  Equity adjustment from foreign currency
   translation                                       (28,144)       (14,220)
                                                     -------        -------
    Total equity                                     456,038        467,297
                                                     -------        -------
    Total liabilities & stockholders' equity       $ 728,428      $ 755,729
                                                     =======        =======